REGIONAL MEDIA PARTNER
                     PROMOTION AND REVENUE SHARING AGREEMENT



     THIS AGREEMENT, dated _____________, 1997, is by and between NAVIDEC, INC., a Colorado corporation ("Navidec"), and THE DENVER POST, a ______________ ("Media Partner").

                                    RECITALS:

     A.  Navidec  is  an  Internet   solution  provider  and  is  developing  an
Internet-based marketing program for new and used automobiles known as "Wheels by Navidec".

     B. The Wheels by Navidec program is comprised of several components, including U.S. Wheels and various Regional Wheels (as those terms are defined below).

     C. Navidec desires to obtain the assistance of Media Partner in promoting Colorado Wheels (as hereinafter defined) throughout the state of Colorado.

     D. Navidec and Media Partner desire to set forth their agreement regarding the services to be rendered by each to the other with respect to the promotion and development of, and regarding the sharing of revenues generated by subscriptions to, Colorado Wheels.

     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. DEFINITIONS. The following terms when used herein shall have the following meanings:

          1.1 Buyer Profile. A "Buyer Profile" is information provided by a Prospect in completing an online customer information form within Colorado Wheels including name, address, phone number and e-mail address. Prospects will complete this information in order to have a Subscriber contact the Prospect in connection with a specific vehicle or to apply for credit.

          1.2 Colorado Wheels. "Colorado Wheels" means the Regional Wheels being developed by Navidec for the state of Colorado.

          1.3 Colorado Wheels Recurring Revenue. "Colorado Wheels Recurring Revenue" means with respect to each month during the term of this Agreement the aggregate of Net Monthly Dealer Franchise Fees, Dealer Lookup Fees and Buyer Prospect Fees due from Subscribers for such month.



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          1.4 Colorado Wheels Setup Proceeds.  "Colorado  Wheels Setup Proceeds"
means, with respect to each month during the term of this Agreement, the aggregate of Dealer Setup Fees and Dealer Inventory Integration Fees due from Subscribers for such month.

          1.5 Dealer Franchise Fees. "Dealer Franchise Fees" means the gross monthly franchise fees due from Subscribers with respect to their participation in Colorado Wheels.

          1.6 Dealer Inventory Integration Fee. A "Dealer Inventory Integration Fee" is a one time fee charged to a Subscriber for the computer software required to provide a seamless integration of the Subscriber's automobile inventory system with Colorado Wheels. Navidec anticipates that such integration will be provided using software obtained from a third party vendor and that to obtain the right to use such software Navidec will be required to pay such vendor the entire Dealer Inventory Integration Fee received from each Subscriber, as well as a monthly franchise fee. The monthly franchise fee paid to such third party vendor shall be deducted from gross monthly franchise fees received from Subscribers in computing Net Monthly Dealer Franchise Fees.

          1.7 Dealer Lookup. A "Dealer Lookup" occurs when a Prospect retrieves information about a Subscriber from within Colorado Wheels. This can occur upon a specific request of the Prospect to view information about a Subscriber or can occur when a Prospect elects to view the information about a Subscriber associated with a particular vehicle listed on Colorado Wheels.

          1.8 Dealer Lookup Fees. "Dealer Lookup Fees" are fees charged to a Subscriber when a Prospect performs a Dealer Lookup with respect to such Subscriber.

          1.9 Dealer Setup Fee. A "Dealer Setup Fee" is a fee charged to a Subscriber by Navidec for training employees of the Subscriber in utilization of Colorado Wheels and the management of referrals received from Colorado Wheels and for setting up the Subscriber's information page within Colorado Wheels. A Dealer Setup Fee generally will be a one time fee charged when a Subscriber first subscribes to Colorado Wheels. However, an additional Dealer Setup Fee will be charged each time Navidec is requested to provide additional training on Colorado Wheels to a Subscriber's employees.

          1.10 Kiosks. "Kiosks" are a value added reseller product offered by Navidec consisting of free standing, touch screen computer kiosks configured with software enabling them to access U.S. Wheels, Regional Wheels and/or individual automobile dealership websites with a Subscriber- selected subset of the full data bases stored locally on the Kiosk.

          1.11 Launch Party Expenses. "Launch Party Expenses" means all expenses incurred by Navidec and/or Media Partner in connection with the reception and dinner to be held September 18, 1997 at Lakewood Country Club in Lakewood, Colorado for the purpose of introducing automobile dealers in the Colorado Front Range area to Colorado Wheels and shall include, without limitation, the cost of renting a room for the reception at Lakewood Country Club and the cost of the dinner provided. All Launch Party Expenses shall be shared by Navidec and Media



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Partner on a 50/50 basis and shall be reimbursed  to Navidec and Media  Partner, as applicable, out of Colorado Wheels Recurring Revenue before any revenue sharing of Colorado Wheels Recurring Revenue between Media Partner and Navidec shall occur.

          1.12 Missiles. "Missiles" are a value added reseller product offered by Navidec to Subscribers which participate in Wheels by Navidec. The Missile is a high end notebook computer configured with software enabling a user to access U.S. Wheels, Regional Wheels and/or individual automobile dealership websites using data stored locally on the Missile.

          1.13 Navidec Trademarks. "Navidec Trademarks" means Wheels by Navidec, U.S.Wheels, Regional Wheels, the individual names (including, without limitation, Colorado Wheels and Colorado Wheels by The Denver Post) ultimately given to the various Regional Wheels, any product names developed for Kiosks and Missiles and any other identifying names or designs developed by either Navidec or Media Partner for use in connection with Wheels by Navidec.

          1.14 Net Monthly Dealer Franchise Fees. "Net Monthly Dealer Franchise Fees" means the Dealer Franchise Fees due from Subscribers, minus the monthly franchise fees required to be paid by Navidec to the third party vendor providing the computer software that allows seamless integration of the Subscriber's automobile inventory system with Colorado Wheels.

          1.15 Operating Account. "Operating Account" means an operating account to be maintained by Navidec with ____ Bank, which account shall be in the name of Navidec, shall be solely for the deposit of revenues generated by Colorado Wheels pursuant to this Agreement and shall require for withdrawal of monies therefrom signatures of two officers of Navidec, whose names shall be furnished to Media Partner.

          1.16 Promotional Expenses. "Promotional Expenses" include the cost of advertising undertaken by Media Partner with respect to Colorado Wheels; the cost of producing all promotional materials for promoting Colorado Wheels; legal fees incurred by Media Partner in connection with the negotiation of this Agreement; salaries, commissions and benefits paid or provided by Media Partner to its employees; transportation, lodging and meal expenses for employees of Media Partner; and any other expenses incurred by Media Partner with respect to the performance of its obligations hereunder. Notwithstanding the foregoing, Promotional Expenses shall not include Launch Party Expenses.

          1.17 Prospect. A "Prospect" is any person who accesses Colorado Wheels over the Internet or from a Kiosk located at a location other than a Subscriber's business premises.

          1.18 Prospect Fees. "Prospect Fees" are fees charged to a Subscriber when a Prospect completes a Buyer Profile for such Subscriber.

          1.19 Regional Wheels. "Regional Wheels" are the Internet-based regional motor vehicle marketing programs being developed by Navidec for local and/or regional marketing of new and used vehicles offered for sale by automobile dealerships, banks, finance companies and other organizations having automobiles for sale.


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          1.20  Subscribers.  "Subscribers"  means those persons or entities who have subscribed to Colorado Wheels. Media Partner and Navidec anticipate that Subscribers will include individual automobile dealerships, banks, finance companies and other organizations located within the state of Colorado having automobiles for sale.

          1.21 U.S. Wheels. "U.S. Wheels" is the Internet-based marketing program being developed by Navidec for national marketing of new and used vehicles offered for sale by automobile dealerships, banks, finance companies and other organizations having automobiles for sale.

          1.22 U.S. Wheels Revenue. "U.S. Wheels Revenue" means all revenues generated by subscriptions to U.S. Wheels.

          1.23 Wheels by Navidec. "Wheels by Navidec" means the Internet-based marketing program for new and used automobiles being developed by Navidec. Components of Wheels by Navidec include U.S. Wheels, the various Regional Wheels, individual automobile dealer websites developed by Navidec, Kiosks, Missiles and customized intranet services developed by Navidec for individual automobile dealerships.

     2. MEDIA PARTNER PROMOTIONAL SERVICES.

          2.1 General. Navidec hereby appoints Media Partner, and Media Partner hereby accepts such appointment, as Navidec's promotional agent in the state of Colorado for promoting Colorado Wheels to the automobile purchasing public within the state of Colorado. By its acceptance of such appointment Media Partner represents and warrants to Navidec that (i) it is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has qualified to do business in the state of Colorado and has all requisite power and authority to enter into and perform its obligations under this Agreement, (ii) the person signing this Agreement for it is duly authorized to execute this Agreement on its behalf and (iii) it has secured and will keep in effect throughout the term of this Agreement all necessary licenses, permits and authorizations to enable it, and all agents and employees acting on its behalf, to perform all of its duties and obligations under this Agreement and shall notify Navidec immediately should any such license, permit or authorization no longer be in effect or in good standing. Notwithstanding the agency granted hereinabove, Navidec reserves the right (a) to grant to other media organizations located outside of the state of Colorado the right to promote Regional Wheels within their circulation or broadcast areas and (b) to itself market and promote Wheels by Navidec throughout the United States.

     The promotional services to be provided by Media Partner shall include, without limitation, the following:



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

                  2.1.1 Ongoing promotion of Colorado Wheels in The Denver Post newspaper.

                  2.1.2 Ongoing promotion of Colorado Wheels through Media Partner's internet publications.

                  2.1.3 Ongoing promotion of Colorado Wheels through inclusion of the Colorado Wheels logo and URL in Media Partner's ongoing print, television, radio and billboard promotional campaigns.

          2.2 Authority. Media Partner shall have no authority to bind Navidec in any manner whatsoever and shall neither hold itself out nor avail itself of any opportunity or circumstance to the contrary. Without limiting the generality of the foregoing, Media Partner shall have no authority to make or enter into any agreement relating to Colorado Wheels or any component of Wheels by Navidec on behalf of Navidec.

          2.3 Reporting. Media Partner shall provide Navidec monthly reports in a form reasonably acceptable to Navidec outlining all promotional efforts made by Media Partner pursuant to this Agreement since the date of the last report.

          2.4 Expenses. Media Partner shall bear all Promotional Expenses incurred by it.

          2.5 Wheels by Navidec Designation. All promotional materials produced by or on behalf of Media Partner for purposes of promoting Colorado Wheels shall have displayed in a conspicuous place thereon the statement that Colorado Wheels has been "Designed by Navidec".

     3. NAVIDEC SERVICES.

          3.1 Wheels by Navidec Development. Navidec shall have responsibility for development, testing and implementation of Colorado Wheels.

          3.2   Installation   of  Wheels  by   Navidec.   Navidec   shall  have
responsibility for installing Colorado Wheels for each Subscriber.

          3.3 Infrastructure Support. Navidec shall provide all necessary hardware, third party software, networking solutions and other infrastructure required for Colorado Wheels.

     4. U.S. WHEELS.

          4.1 Participation in Colorado Wheels. Any person or entity located within the state of Colorado that desires to subscribe to U.S. Wheels shall be required to also subscribe to Colorado Wheels. In any such case the Subscriber shall pay the setup and monthly fees applicable to Colorado Wheels and shall be provided its subscription to U.S. Wheels without requirement for payment of the setup or monthly fee therefor.


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          4.2 No Revenue Sharing.  Navidec shall be entitled to 100% of all U.S.
Wheels Revenue, if any.

     5.  COLORADO WHEELS.

          5.1 Inclusion of Subscribers in U.S. Wheels. Every Subscriber shall automatically be offered a subscription to U.S. Wheels without requirement for payment of the setup or monthly fee therefor.

          5.2 Revenue Sharing/Recurring Revenue. Media Partner and Navidec shall share Colorado Wheels Recurring Revenue as follows:

                  Media Partner             85%
                  Navidec                   15%

Media Partner shall not be entitled to share in any other revenue generated by the Wheels by Navidec program or any component thereof.

          5.3 Setup Proceeds. Navidec shall be entitled to 100% of all Colorado Wheels Setup Proceeds and shall pay therefrom all setup and franchise fees required to be paid to the third party vendor providing the software that allows seamless integration of the Subscriber's automobile inventory system with Colorado Wheels.

          5.4 License, Host and Service Fees. In consideration of the agency granted to Media Partner pursuant to Section 2.1 above, Media Partner shall pay to Navidec the following fees:

                  5.4.1 License Fee. A one time License Fee of $50,000 for the right to promote Colorado Wheels in the state of Colorado. The License Fee shall be paid in two equal installments of $25,000 each. The first installment has already been billed to Media Partner. The second installment will be billed to Media Partner during the fourth quarter of 1997.

                  5.4.2 Host Fee. A monthly Host Fee of $2,000 covering the provision by Navidec of high speed redundant network access to Colorado Wheels, server capacity for the Colorado Wheels website and dealer inventory database and physical and network security for Colorado Wheels. The Host Fee shall be due and payable on the first day of each calendar month during the term of this Agreement.

                  5.4.3 Service Fee A monthly Service Fee of $1,700 covering Navidec's ongoing research, development and deployment of new software releases for Colorado Wheels and management of a "Help Desk" for Subscribers. The Service Fee shall be due and payable on the first day of each calendar month during the term of this Agreement.

     6.  TERM.

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

          6.1 Primary Term and Renewals. This Agreement shall become effective on the date that it has been executed by both Navidec and Media Partner and shall continue in full force and effect until the firts anniversary thereof unless otherwise terminated as provided herein. Thereafter, this Agreement shall automatically renew from year to year for additional one-year terms on the same terms and conditions as set forth herein, unless either party hereto has given written notice to the other party no later than ninety days prior to the conclusion of the term then in effect of such party's election not to renew this Agreement. This Agreement shall otherwise be terminable only on the conditions and in the manner provided hereinbelow.

          6.2 Termination for Cause. Notwithstanding anything to the contrary contained in this Agreement, in the event either party shall fail to cure any material default or breach by such party hereunder within thirty days after receipt of written notice of such default or breach from the other party, or in the event such default cannot reasonably be cured within such thirty day period, within such additional time as may be reasonably necessary to cure such default so long as such party is diligently proceeding to accomplish such cure, then the non-defaulting party may terminate this Agreement. If the non-defaulting party shall elect to terminate this Agreement, this Agreement shall terminate ten days after receipt by the defaulting party of notice of the non-defaulting party's election to terminate this Agreement.

          6.3 Bankruptcy. In the event a petition for bankruptcy is filed by or against either party hereto, on if either party hereto shall make an assignment for the benefit of its creditors or take advantage of any insolvency act, either party may terminate this Agreement by written notice to the other, such termination to be effective immediately upon the giving of such written notice.

          6.4 Continued Responsibility. Notwithstanding the receipt by one party of notice from the other party terminating this Agreement, the parties agree to use their best efforts with respect to the administration of Colorado Wheels and the performance of this Agreement until the effective date of termination of this Agreement. In addition, notwithstanding the termination of this Agreement, Media Partner shall remain entitled to receive for a period of one year following such termination its 85% share of all Colorado Wheels Recurring Revenue generated by the Colorado Wheels program as such program is in effect on the date of termination of this Agreement, but shall have no right to participate in any Colorado Wheels Recurring Revenue generated after the date of termination by reason of expansion of the number of Subscribers within the Colorado Wheels program or the addition of new revenue generating components to the program.

     7.  OWNERSHIP OF TRADEMARKS.

          7.1 Navidec Trademarks. Media Partner acknowledges that all of the Navidec Trademarks are the sole property of Navidec, and Media Partner shall not have any rights to the same except as expressly set forth in this Agreement.



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     8.   LICENSES.

          8.1 Trademarks. Navidec hereby grants to Media Partner, and Media Partner hereby accepts from Navidec, a nonexclusive license during the term of this Agreement to use the Navidec Trademarks in conjunction with its promotion of Colorado Wheels. The license granted hereby shall expire concurrently with the expiration or termination of this Agreement.

          8.2  Representation  and  Warranty.   Navidec  hereby  represents  and
warrants to Media Partner that Navidec is the owner of the Navidec Trademarks and has the power and authority to license the same to Media Partner.

          8.3 Infringement. Media Partner agrees to cooperate with Navidec to protect Media Partner and Navidec against infringement of the Navidec Trademarks, including, but not limited to, the defense or prosecution of any lawsuits if, in the judgment of counsel to Navidec, such action is necessary or advisable. Navidec shall pay all costs and expenses, including attorneys' fees, incurred with respect thereto. Navidec agrees to enforce and take all steps reasonably necessary to maintain the continuing validity of the Navidec Trademarks.

     9.   CONFIDENTIALITY AGREEMENTS.

          9.1 Media Partner. Media Partner, for itself, its officers, directors, agents, legal representatives, successors and assigns, covenants that its shall maintain on a strictly confidential basis and, except as may otherwise be required by law, will not disclose to any person or entity (except to such of Media Partner's officers, directors, employees, accountants, attorneys and agents who require access to such information for the proper administration of this Agreement and Colorado Wheels, but only after obtaining appropriate confidentiality agreements from such persons) any information provided to Media Partner by Navidec which Navidec identifies at the time of delivery to Media Partner as being confidential and subject to the terms of this Section. Media Partner further covenants that any such confidential information provided to Media Partner by Navidec shall be used by Media Partner solely for the purposes of performing its obligations to Navidec as set forth in this Agreement.

          9.2 Navidec. Navidec, for itself, its officers, directors, agents, legal representatives, successors and assigns, covenants that its shall maintain on a strictly confidential basis and, except as may otherwise be required by law, will not disclose to any person or entity (except to such of Navidec's officers, directors, employees, accountants, attorneys and agents who require access to such information for the proper administration of this Agreement and Wheels by Navidec, but only after obtaining appropriate confidentiality agreements from such persons) any information provided to Navidec by Media Partner which Media Partner identifies at the time of delivery to Navidec as being confidential and subject to the terms of this Section. Navidec further covenants that any such confidential information provided to Navidec by Media Partner shall be used by Navidec solely for the purposes of developing and marketing Colorado Wheels.


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     10.  ACCOUNTING/BILLING.

          10.1 Billing; Collections. Navidec shall promptly calculate and bill Subscribers and diligently demand, collect, receive and give receipt for any and all revenue generated by Colorado Wheels. All such monies so collected shall be deposited into the Operating Account.

          10.2 Accounting. Navidec shall prepare and provide to Media Partner within twenty calendar days after the end of each calendar month during the term of this Agreement, a true, complete and accurate accounting of (a) the gross revenue generated by Colorado Wheels for such calendar month, (b) all allowable reimbursements to Navidec or Media Partner out of such gross revenue (including, without limitation, any unrecovered Launch Party Expenses paid by Media Partner or Navidec, amounts paid to the third party vendor providing the software that allows seamless integration of the Subscriber's automobile inventory system with Colorado Wheels and any amounts paid by Navidec pursuant to Section 10.4 below), and (c) Media Partner's share of Colorado Wheels Recurring Revenue for such month. Upon delivery of such monthly accounting to Media Partner, Navidec shall issue a check to Media Partner for Media Partner's share of Colorado Wheels Recurring Revenue actually collected for such month.

          10.3 Audit. Media Partner shall have the right to conduct an examination of and to audit the books and records maintained by Navidec with respect to the administration of this Agreement and the Colorado Wheels program. Any such examination or audit shall be performed at the offices of Navidec during normal business hours and upon reasonable prior notice to Navidec thereof. Should the audit discover errors in the record keeping, Navidec shall immediately correct the same and shall promptly inform Media Partner in writing of the corrective action taken. Audits conducted by Media Partner shall be at its expense. Media Partner's right to audit the books and records maintained by Navidec with respect to the administration of this Agreement and the Colorado Wheels program shall survive the expiration or earlier termination of this Agreement.

          10.4 Use of Counsel and Other Professionals. If Navidec shall require the assistance of outside attorneys, accountants or other professionals for any reason associated with the proper administration of Colorado Wheels, including without limitation, in connection with efforts to collect amounts due from Subscribers, Navidec shall have the authority to retain such professionals on such terms as Navidec deems reasonable and appropriate in the circumstances and to pay such professionals out of the Operating Account. Any such payments shall constitute Marketing Costs and Expenses. Navidec shall include a full accounting of any such payments in its monthly reports to Media Partner provided pursuant to Section 10.2 above.

     11.  MISCELLANEOUS.

          11.1 Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto in order to be effective shall be in writing and executed by the parties hereto.


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          11.2  Severability.  If any  provision of this  Agreement  shall be or become invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the remaining portions of this Agreement, and such remaining portions shall be construed as though not containing the particular invalid or unenforceable provision or provisions and the rights and obligations of the parties shall be construed and enforced accordingly.

          11.3 No Assignment. Media Partner shall not assign this Agreement or any of its obligations hereunder to any person or entity without the prior written consent of Navidec, which consent may be given or withheld in Navidec's sole and absolute discretion.

          11.4 Binding Effect. Subject to the restrictions on Assignment set forth in Section 11.3 above, this Agreement shall be binding upon and inure to the benefit of Navidec and Media Partner and their respective officers, directors, agents, legal representatives, successors and assigns.

          11.5 No Joint Venture. Media Partner and Navidec are not and shall not be considered joint venturers nor partners and neither shall have power to bind or obligate the other except as set forth in this Agreement.

          11.6 Time of Essence. Time is of the essence in the performance of each and every term, condition, and covenant of this Agreement.

          11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

          11.8 Paragraph Headings. The paragraph headings herein contained are for purposes of identification only and shall not be considered in construing this Agreement.

          11.9 Arbitration. Any dispute between Navidec and Media Partner hereunder shall be settled by arbitration conducted by in Denver, Colorado in accordance with the rules of the American Arbitration Association. In the event the parties are unable to agree on an arbitrator within thirty days after either party initiates arbitration pursuant to this section, the arbitrator shall be selected by the Denver, Colorado office of the American Arbitration Association. The prevailing party in any such arbitration shall, at the sole discretion of the arbitrator, be entitled to an award of some or all of its reasonable costs and attorney fees incurred therein. The cost of the arbitrator shall be borne equally by Navidec and Media Partner. The decision by the arbitrator shall be final and binding on the parties.

          11.10 Attorneys' Fees. The prevailing party in any legal proceeding brought to enforce rights hereunder shall recover from the other party its reasonable attorneys' fees and costs. As used herein the term "prevailing party" means the party entitled to recover costs in any suit, whether or not brought to judgment, and whether or not incurred before or after the filing of suit.


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



          11.11 Waiver. Except as herein expressly provided, no waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by another party shall be deemed to be a waiver of any other breach of any kind or nature (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any such breach by another party shall be deemed to be a waiver of any further breach of this Agreement or of any representation or warranty hereunder by such other party whether or not the first party knows of such a breach at the time it accepts such payment or performance. No failure on the part of a party to exercise any right it may have by the terms hereunder or by law upon the default of another party, and no delay in the exercise thereof by the first party at any time when such other party may continue to be so in default, shall operate as a waiver of any default, or as a modification in any respect of the provisions of this Agreement.

          11.12 Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

          11.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

          11.14 Notices. All notices, demands, or other communications of any type (herein collectively referred to as "Notices") given by either party to the other, whether required by this Agreement or in any way related to the transactions contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Agreement. All Notices shall be legible and in writing and shall be delivered to the party to whom the Notice is directed, either in person with a receipt requested therefor or by facsimile transmission or sent by a recognized overnight courier service for next day delivery or by United States certified mail, return receipt requested, postage prepaid and addressed to the party at its address or facsimile number set forth below, and the same shall be effective (a) upon receipt or refusal if delivered personally, (b) upon receipt if delivered by facsimile, (c) one business day after depositing with such an overnight courier service, or (d) three business days after deposit in the mails if mailed, addressed to party to whom the Notice is directed. Either party hereto may change the address for Notices specified above by giving the other party ten days advance written Notice of such change of address.

         To Media Partner:                  The Denver Post
                                            ==========================
                                            Fax:_______________________

         To Navidec:                        Navidec, Inc.
                                            14 Inverness Drive East
                                            Suite F-116
                                            Englewood, CO 80112
                                            Fax: (303) 790-8845



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


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective from and as of the date first above written.

                                         NAVIDEC, INC.


Date:__________________                  By:_____________________________
                                               Ralph Armijo, President


                                         THE DENVER POST


Date:__________________                  By:_____________________________

                                         Name:___________________________

                                         Title:____________________________


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